Translation Agreement

This Translation Agreement ("Agreement") is made effective as of November 23, 2012 ("Effective Date")

THE PARTIES TO THIS AGREEMENT ARE:

THE CONTRACTOR:         TRADUCTION SYLLATRA

                                               4745 Cleroux Suite 4

                                              Laval, Qc, Canada, H7T 3C1

THE COMPANY:               ANYTRANSLATION CORP.

                                             2620 S Maryland Parkway, #14

                                             Las Vegas, NV, 89109

THE CONTRACTOR WISHES TO OFFER ITS TRANSLATIONS SERVICES THROUGH COMPANY WEB SITE.

Parties acknowledge that the promises made by Contractor and Company set forth below constitute full and adequate mutual consideration. Based on such mutual consideration, Parties agree as follows:

RELATIONSHIP BETWEEN PARTIES.

Contractor serves as an independent contractor of Company in the performance of Contractor's Services under this Agreement. Nothing contained or implied in this Agreement creates a relationship of employer-employee between Company and Contractor nor does it create a joint venture, partnership, or similar relationship between Company and Contractor. Contractor is free from direction and control over the means and manner of providing the Services, subject only to the right of Company to specify the desired results.

LANGUAGES

The contractor will be requested to translate documents and other materials from French to English and vice versa. The contractor will be responsible of correcting the project after it has been proofread by the Company’s proofreaders.

COMPENSATION AND PAYMENT.

Compensation for selling the translations services according to this agreement will be:

Company agrees to pay Contractor the fee(s) set forth in each project assignment for Services. Payment in full must be made by Company to Contractor no later than 30 days from receipt of invoice by the method of payment specified in writing between the Parties.

CONFIDENTIALITY.

Information is deemed Confidential Information if, given the nature of Company's business, a reasonable person would consider such information confidential. Contractor agrees: (a) to exercise the same degree of care as he/she accords to his/her own confidential information, but in no case less than reasonable care, and (b) to use Confidential Information which Company provides to Contractor only for the performance of Services for Company and not for Contractor's own benefit. Notwithstanding any other provision in this Agreement, Company has the right to immediately terminate this Agreement in the event of any breach of this provision.

TERM AND TERMINATION.

This Agreement shall continue in effect for the longer of one (1) year following the Effective Date. Either Party may terminate this Agreement at any time upon 30 days' written notice sent to the other Party. In the event of such termination, the Parties agree to act in good faith toward one another during the notice period. In the event of termination of this Agreement, Contractor must provide Company, and Company must pay Contractor for, all Services performed through the date of termination; Company is not obligated to pay Contractor any other compensation, severance, or other benefit whatsoever.

COMPLETE AGREEMENT.

This is the complete agreement of the parties as to the subject matter hereof. Any changes in this Translation Agreement must be in writing signed by both parties. This Agreement becomes a binding contract only upon signature by both parties and the delivery of fully signed copies to each party.

Company:  Andrei Catalin Ispas                                                                                                                                                                         Contractor:  Roland Asmar

/s/ ANDREI CATALIN ISPAS                                                                                                                                                                         /s/   ROLAND ASMAR

Director                                                                                                                                                                                                              CEO